UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 25, 2006
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100 DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 25, 2006, Crosstex Energy, L.P. (the “Partnership”) entered into an Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) with each of the Purchasers named in the Purchaser Schedule attached thereto. The Note Purchase Agreement amends and restates, in its entirety, the Amended and Restated Master Shelf Agreement, dated as of March 31, 2005, amended as of June 22, 2005, November 1, 2005, March 13, 2006, and June 29, 2006 (as amended, the “Master Shelf Agreement”), among the Partnership, Crosstex Energy Services, L.P., Prudential Investment Management, Inc. and other holders of the Partnership’s senior secured notes. In connection with the Note Purchase Agreement, on July 25, 2006, the Partnership issued $245.0 million aggregate principal amount of senior secured notes with an interest rate of 6.96% per annum and a maturity of ten years. The notes provide for a call premium of 103.5% of par beginning three years after issuance at rates declining from 103.5% to 100.0%. The notes are not callable prior to three years after issuance. The Note Purchase Agreement also provides that the Partnership may sell one or more additional series of its senior secured promissory notes under the provisions of the agreement pursuant to a supplement to the agreement. The other material terms and conditions of the Note Purchase Agreement are substantially the same as the terms and conditions previously contained in the Master Shelf Agreement.
     The senior secured notes represent the Partnership’s senior secured obligations and rank pari passu in right of payment with the Fourth Amended and Restated Credit Agreement, as amended to date, among the Partnership, Bank of America, N.A., as administrative agent and the banks and other parties thereto (the “Credit Agreement”). The notes are secured, on an equal and ratable basis with the Partnership’s obligations under the Credit Agreement, by first priority liens on all of the Partnership’s material pipeline, gas gathering and processing assets, all material working capital assets and a pledge of all of the Partnership’s equity interests in certain of its subsidiaries. The notes are guaranteed by the Partnership’s significant subsidiaries.
     If an event of default under the Note Purchase Agreement resulting from bankruptcy or other insolvency events occurs, the senior secured notes will become immediately due and payable. If any other event of default under the Note Purchase Agreement occurs and is continuing, holders of more than 50.1% in principal amount of the outstanding notes may at any time declare all the notes then outstanding to be immediately due and payable. If an event of default under the Note Purchase Agreement relating to nonpayment of principal, make-whole amounts or interest occurs, any holder of outstanding notes affected by such event of default may declare all the notes held by such holder to be immediately due and payable.
     The description of the Note Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On July 26, 2006, the Partnership issued a press release announcing the completion of the private placement of $245.0 million aggregate principal amount of senior secured notes with institutional investors on July 25, 2006. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Amended and Restated Note Purchase Agreement, dated as of July 25, 2006, among Crosstex Energy, L.P. and the Purchasers listed on the Purchaser Schedule attached thereto.

99.1	—	Press Release issued July 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

By: Crosstex Energy GP, L.P., its General Partner

By: Crosstex Energy GP, LLC, its General Partner

Date: July 28, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Amended and Restated Note Purchase Agreement, dated as of July 25, 2006, among Crosstex Energy, L.P. and the Purchasers listed on the Purchaser Schedule attached thereto.

99.1	—	Press Release issued July 26, 2006.